Annex A to Schedule 13D

SCHEDULE OF TRANSACTIONS

Date of Transaction	Security	Amount of Securities Acquired	Price per Share (USD)	Where and How Transaction Was Effected
2/24/2026	Ordinary Shares	59,367[1]	13.99	In the open market through a broker-dealer
2/25/2026	Ordinary Shares	140,633[1]	13.99	In the open market through a broker-dealer
3/2/2026	Ordinary Shares	137,722[1]	13.44	In the open market through a broker-dealer
3/3/2026	Ordinary Shares	62,278[1]	13.46	In the open market through a broker-dealer
3/6/2026	Ordinary Shares	50,000[1]	13.25	In the open market through a broker-dealer
3/9/2026	Ordinary Shares	250,000[2]	13.00	In the open market through a broker-dealer
3/10/2026	Ordinary Shares	100,000[2]	13.29	In the open market through a broker-dealer

(1)
Previously reported on the Schedule 13D filed by the Reporting Person on March 9, 2026 and previously disclosed on the Form 3 filed by the Reporting Person with the Securities and Exchange Commission on March 18, 2026.

(2)
Additional purchases of Shares effected by the Reporting Person subsequent to the March 9, 2026 Schedule 13D/A filing and previously disclosed on the Form 3 filed by the Reporting Person with the Securities and Exchange Commission on March 18, 2026.